Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

ArthroCare Corp.

Corinne Ervin

512-391-3907

Joele Frank, Wilkinson Brimmer Katcher

Andrea Priest / Jennifer Friedman

212-355-4449

ARTHROCARE ANNOUNCES AGREEMENT

WITH ONE EQUITY PARTNERS FOR $75 MILLION INVESTMENT

Portion of Funds to be Used to Repay Existing Indebtedness

AUSTIN, TEXAS – August 17, 2009 – ArthroCare Corp. (Pink Sheets: ARTC.PK) today announced that it has entered into an agreement with One Equity Partners (OEP), the global private equity investment arm of JPMorgan Chase & Co., whereby OEP will purchase $75 million of newly-issued ArthroCare Series A Convertible Preferred Stock. ArthroCare intends to use the proceeds to repay the Company’s existing Credit Agreement and expects to use the remaining portion for general corporate purposes.

David Fitzgerald, ArthroCare’s Acting President and Chief Executive Officer, said, “We are pleased to have the support of a prestigious investor such as One Equity Partners. This investment attests to the strength of our underlying business. This financing will provide ArthroCare with the resources to repay our debt and also give us additional financial flexibility to continue pursuing our plans. We look forward to working with One Equity Partners to create long-term shareholder value.”

Dick Cashin, Managing Partner of One Equity Partners, said, “We are excited to be partnering with ArthroCare, a leader and innovator in the medical device industry with a strong product portfolio. We are impressed by the strength of ArthroCare’s management team and product portfolio, and we look forward to supporting the Company in its next phase of growth.”

Under the terms of the agreement, OEP will purchase $75 million of newly-issued ArthroCare Series A Convertible Preferred Stock, which will be convertible into shares of ArthroCare common stock at $15.00 per share, a premium over the closing price of the Company’s common stock on August 14, 2009 and the 30-day trading average. In connection with its investment, Chris Ahrens and Greg Belinfanti, both Partners of OEP will join ArthroCare’s Board of Directors. Cumulative dividends on the ArthroCare preferred stock will be payable-in-kind at an annual rate of 3.0% for five years after the preferred stock is issued. ArthroCare continues to use its best efforts to become current in its periodic reporting with the Securities and Exchange Commission (SEC) and has agreed, thereafter, to file with the SEC a registration statement on Form S-1 to register the resale of the common stock underlying the newly-issued securities. Additional information regarding the OEP investment is included in the current report on Form 8-K that ArthroCare is filing with the SEC.

ABOUT ARTHROCARE

Founded in 1993, ArthroCare Corp. is a highly innovative, multi-business medical device company that develops, manufactures and markets minimally invasive surgical products. With these products, ArthroCare targets a multi-billion dollar market opportunity across several medical specialties, significantly improving existing surgical procedures and enabling new, minimally invasive procedures. Many of ArthroCare’s products are based on its patented Coblation® technology, which uses low-temperature radiofrequency energy to gently and precisely dissolve rather than burn soft tissue — minimizing damage to healthy tissue. Used in more than four million surgeries worldwide, Coblation-based devices have been developed and marketed for sports medicine; spine/neurologic; ear, nose and throat (ENT); cosmetic; urologic and gynecologic procedures. ArthroCare also has added a number of novel technologies to its portfolio, including Opus Medical sports medicine, Parallax spine and Applied Therapeutics ENT products, to complement Coblation within key indications.

ABOUT ONE EQUITY PARTNERS

Established in 2001, One Equity Partners manages $8 billion of investments and commitments for JPMorgan Chase & Co. in direct private equity transactions. One Equity Partners has invested in over 30 companies in a variety of industries including defense, chemicals, healthcare, technology and manufacturing. One Equity Partners’ investment professionals are located across North America, Europe and Asia, with offices in New York, Chicago, Menlo Park, Frankfurt and Hong Kong. Visit http://www.oneequity.com/ for more information.

FORWARD-LOOKING STATEMENTS

The information provided herein includes forward-looking statements within the meaning of Section 21E of the Exchange Act. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on beliefs and assumptions by management and on information currently available to management. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Additional factors that could cause actual results to differ materially from those contained in any forward-looking statement include, without limitation: the likelihood of fulfilling the closing conditions in the Securities Purchase Agreement for the Series A Convertible Preferred Stock, including but not limited to the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Act; the ability of the Company to fulfill its obligations with respect to the rights of the holders of the Series A Convertible Preferred Stock, including but not limited to the redemption rights and registration rights of the holders of the Series A Convertible Preferred Stock; the resolution of litigation pending against the Company including the arbitration between Gyrus Group, PLC, Ethicon, Inc. and ArthroCare, and the covenant in the forbearance agreement between the Company and its lenders (the “Forbearance Agreement”) restricting the Company from making any cash payments with respect to the award in such arbitration; other pending litigation; the ability of the Company to fulfill its obligations under the Forbearance Agreement, including but not limited to the payment of the unpaid forbearance fee and the payment of principal and interest under the Credit Agreement; the termination of all the lenders’ commitments and letters of credit under the Credit Agreement; the ability of the Company to satisfy its obligations, including timely delivery of required financial statements, under the Forbearance Agreement; unanticipated accounting issues or audit issues regarding the financial data for the periods being restated in the Company’s previously announced restatement; the ability of the Company and its independent registered public accounting firm to confirm information or data identified in the review of the Company’s internal controls and the review of insurance billing and healthcare fraud-and-abuse compliance practices being conducted under the supervision of the Audit Committee of the Board of Directors (the reviews of internal controls and insurance reimbursement practices are collectively referred to herein as the “Reviews”); the likelihood that deficiencies in the Company’s internal controls constitute material weaknesses in the Company’s internal control over financial reporting; unanticipated issues regarding the Reviews that prevent or delay the Company’s independent registered public accounting firm from relying upon the Reviews or that require additional efforts, documentation, procedures, review or investigation; the Company’s ability to design or improve internal controls to address issues detected in the Reviews or by management in its reassessment of the Company’s internal controls; the impact upon the Company’s operations of the Reviews, legal compliance matters or internal controls, improvement and remediation; difficulties in controlling expenses, including costs of the Reviews, legal compliance matters or internal controls review, improvement and remediation; the Company’s ability to become current in its SEC periodic reporting requirements; the outcome of pending litigation and the anticipated arbitration proceeding; the results of the investigations being conducted by the SEC and the United States Attorneys’ offices in Florida and North Carolina; the impact on the Company of additional civil and criminal investigations by state and federal agencies and civil suits by private third parties involving the Company’s financial reporting and its previously announced restatement and its insurance billing and healthcare fraud-and-abuse compliance practices; general business, economic and political conditions; competitive developments in the medical devices market; changes in applicable legislative or regulatory requirements; the Company’s ability to effectively and successfully implement its financial and strategic alternatives, as well as business strategies, and manage the risks in its business; and the reactions of the marketplace to the foregoing.